Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

European Wax Center, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.00001 per share	Rule 457(c)	5,175,000(1)	$26.04(2)	$134,757,000(2)	0.0000927	$12,491.97(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Includes offering of any additional shares of Class A common stock that the underwriters have the option to purchase.
(2)	In accordance with Rule 457(c) of the Securities Act of 1933, as amended, the price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A common stock on May 16 2022, as reported by the Nasdaq Global Select Market.